Exhibit 10.31

EIGHTH AMENDMENT TO CREDIT AGREEMENT
THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of November 13, 2015, by and among the Lenders identified on the signature pages hereof (such Lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative agent for the Lenders (in such capacity, "Agent") and QUANTUM CORPORATION, a Delaware corporation ("Borrower").
WHEREAS, Borrower, Agent, and Lenders are parties to that certain Credit Agreement dated as of March 29, 2012 (as amended, modified or supplemented from time to time, the "Credit Agreement"); and
WHEREAS, Borrower, Agent and Lenders have agreed to amend the Credit Agreement in certain respects, subject to the terms and conditions contained herein.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 below and in reliance upon the representations and warranties of Borrower set forth in Section 6 below, the Credit Agreement is amended as follows:

(A)A new Section 15.20 is hereby added to the Credit Agreement, inserted in appropriate numerical order, as follows:

"15.20     Swiss Law Governed Security Agreements.    Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree for the purposes of taking and ensuring the continuing validity of Swiss law governed pledges, Agent and its sub-agent shall hold: (i) the security that it holds under a Swiss law governed security that is accessory in nature (akzessorisch) for itself and for and on behalf of the Lenders as a direct representative (direkte Stellvertretung) and (ii) the security that it holds under as Swiss law governed security that is non-accessory in nature (nicht-akzessorisch) as an agent for the benefit of the Lenders (Halten unter einem Treuhandverältnis). With regards to each pledge governed by Swiss law, each Lender (on behalf of itself and its affiliated Lender) hereby appoints and authorizes Agent and/or its sub-agent (i) to enter into, do all actions required in connection with and enforce (all in accordance with this Agreement) each Loan Document governed by the laws of Switzerland that is non-accessory in nature (nicht-akzessorisch) in its own name but for the benefit of the Lender Group, and (ii) to enter into, do all actions required in connection with and enforce (all in accordance with this Agreement) each Loan Document governed by the laws of Switzerland that is accessory in nature (akzessorisch) for itself and for and on behalf of the Lender Group as a direct representative (direkter Stellvertreter) and each Lender (on behalf of itself and any its affiliated Lenders) and Borrower acknowledges that each Lender (including, without limitation, any future Lender) will be a party to the Loan Documents governed by the laws of Switzerland.

3.Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4.Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that

Exhibit 10.31

this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

5.Conditions to Effectiveness. This Amendment shall become effective as of the date hereof and upon the satisfaction of the following conditions precedent:

(a)Each party hereto shall have executed and delivered this Amendment to Agent.

6.Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders, after giving effect to this Amendment:

(a)All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(b)No Default or Event of Default has occurred and is continuing; and

(c)This Amendment and the Credit Agreement, as modified hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

7.Miscellaneous.

(a)Expenses. Borrower agrees to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b)Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of California.

(c)Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

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Exhibit 10.31

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

QUANTUM CORPORATION
a Delaware corporation

By:	/s/ Linda M. Breard

Title:	CFO, SVP

WELLS FARGO CAPITAL FINANCE, LLC, as
Agent and as a Lender

By:	/s/ Amelie Yehros

Title:	SVP

SILICON VALLEY BANK, as a Lender

By:	/s/ Mark Peterson

Title:	Managing Director